As filed with the Securities and Exchange Commission on December 21, 2001
                                                   Registration No. 333-________
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                                        FIRST MERCHANTS CAPITAL TRUST I
                                        FIRST MERCHANTS CAPITAL TRUST II
FIRST MERCHANTS CORPORATION             FIRST MERCHANTS CAPITAL TRUST III
 (Exact Name of Registrant as             (Exact Name of Registrant as
  Specified in its Charter)             Specified in its Trust Agreement)

          Indiana                                     Delaware
(State or Other Jurisdiction of    (State or Other Jurisdiction of Incorporation
Incorporation or Organization)          or Organization of Each Registrant)

                                                     51-6523248
                                                     51-6523249
             35-1544218                              51-6523250
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.'s,
                                                    respectively)

          200 East Jackson Street, Muncie, Indiana 47305 (765) 747-1500 (Address, including Zip Code, and Telephone Number, including Area Code, of
              Registrants' and co-Registrants' Principal Executive
                                    Offices)
                      ------------------------------------
                                 Michael L. Cox
                                    President
                             200 East Jackson Street
                              Muncie, Indiana 47305
                                 (765) 747-1500
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                      ------------------------------------
                                   Copies to:
                                David R. Prechtel
                     Bingham, Summers, Welsh & Spilman, LLP
                              10 West Market Street
                                2700 Market Tower
                           Indianapolis, Indiana 46204
                                 (317) 635-8900
                      ------------------------------------

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_| _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|  __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================

                     Title of Each Class of               Proposed Maximum                 Amount of
                   Securities to be Registered       Aggregate Offering Price (1)      Registration Fee (2)
---------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of:
---------------------------------------------------------------------------------------------------------------
     First Merchants Capital Trust I...............               (3)                          --
---------------------------------------------------------------------------------------------------------------
     First Merchants Capital Trust II..............               (3)                          --
---------------------------------------------------------------------------------------------------------------
     First Merchants Capital Trust III.............               (3)                          --
---------------------------------------------------------------------------------------------------------------
Junior Subordinated Debentures of First
  Merchants Corporation ...........................               (3)                          --
---------------------------------------------------------------------------------------------------------------
Guarantees by First Merchants Corporation of
  Trust Preferred Securities (4)...................               --                           --
---------------------------------------------------------------------------------------------------------------
Total (5)..........................................           $70,000,000                    $18,750
===============================================================================================================

(1) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Subject to note 5 below, there is being registered hereunder an indeterminate amount and number of trust preferred securities of First Merchants Capital Trust I and First Merchants Capital Trust II and First Merchants Capital Trust III (collectively, the "Trusts") and an indeterminate principal amount of junior subordinated debentures of First Merchants Corporation. A like amount of junior subordinated debentures may be issued and sold by First Merchants Corporation to any of the Trusts, in which event such junior subordinated debentures may later be distributed for no additional consideration to the holders of the trust preferred securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.

(4) First Merchants Corporation will not receive separate consideration for the guarantee of the trust preferred securities. The guarantee includes the rights of holders of trust preferred securities under the guarantee and certain back-up undertakings, as described in this Registration Statement.

(5) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $70,000,000.

                      ------------------------------------

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated December 21, 2001

Prospectus
                                   $70,000,000

                         First Merchants Capital Trust I
                        First Merchants Capital Trust II
                        First Merchants Capital Trust III
                           Trust Preferred Securities

                                  Guaranteed by

                       [FIRST MERCHANTS LOGO APPEARS HERE]

The Trusts:

     The trusts are Delaware business trusts and wholly owned subsidiaries of First Merchants Corporation. Each trust may in one or more offerings:

     o offer and sell preferred securities representing undivided beneficial interests in the assets of the trust to the public;

     o offer and sell common securities representing undivided beneficial interests in the assets of the trusts to First Merchants Corporation;

     o use the proceeds from these sales to buy an equal principal amount of debentures of First Merchants Corporation; and

     o distribute the cash payments it receives on the debentures it owns to the holders of each trust's preferred and common securities.

Distributions:

     o For each preferred security that you own, you will receive cumulative cash distributions at a rate set forth in the applicable prospectus supplement on the liquidation amount of the preferred security. The liquidation amount per preferred security will be set forth in the applicable prospectus supplement.

Limited Guarantee:

     o First Merchants Corporation will provide a limited guarantee of the payment by the trusts of distributions on the preferred securities and upon liquidation and redemption.

     The aggregate initial offering price of the preferred securities that the trusts offer by this prospectus will not exceed $70,000,000. The trusts will offer the preferred securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. We will provide specific terms of the preferred securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

     The preferred securities are not deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                     Prospectus dated ________________, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

About This Prospectus.........................................................1
Special Note Regarding Forward Looking Statements.............................1
First Merchants Corporation...................................................2
Description of the Trusts.....................................................3
Ratios of Earnings to Fixed Charges...........................................5
Use of Proceeds...............................................................6
Accounting Treatment..........................................................6
Description of the Preferred Securities.......................................6
Description of the Debentures.................................................7
Description of the Guarantees................................................12
Relationship Among the Preferred Securities,
  the Debentures and the Guarantee...........................................15
Plan of Distribution.........................................................17
Legal Opinions...............................................................18
Experts......................................................................18
Where You Can Get More Information...........................................18
Documents Incorporated by Reference .........................................19

                              ABOUT THIS PROSPECTUS

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

     This prospectus is part of a registration statement that we, First Merchants Capital Trust I, First Merchants Capital Trust II and First Merchants Capital Trust III, filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may from time to time issue guarantees and debentures to the trusts as described in this prospectus and the trusts may sell the trust preferred securities described in this prospectus in one or more offerings up to a total dollar amount of $70,000,000. This prospectus provides you with a general description of the securities that we and the trusts may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings "Where You Can Get More Information" and "Documents Incorporated by Reference."

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We make certain forward-looking statements in this prospectus and any prospectus supplement that are based upon current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "should," "focus," "anticipate," "expect" and similar expressions. The forward-looking statements include:

     o    statements of our goals, intentions and expectations;

     o    statements regarding our business plans and growth strategies;

     o statements regarding the asset quality of our loan and investment portfolios; and

     o    estimates of our risks and future costs and benefits.

     These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors which could affect the actual outcome of future events:

     o fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect our net interest margin, asset valuations and expense expectations;

     o adverse changes in the economy of the northeastern and north-central Indiana area, which might affect our business prospects and could cause credit-related losses and expenses;

     o    adverse developments in our loan and investment portfolios;

     o competitive factors in the banking industry, such as the trend towards consolidation in our market; and

     o changes in banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like ours.

     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results.

                           FIRST MERCHANTS CORPORATION

     First Merchants Corporation, headquartered in Muncie, Indiana, is a multi-bank holding company organized in 1982 under the laws of the State of Indiana. First Merchants Corporation is also a financial holding company.

     First Merchants Corporation was originally formed as the bank holding company for First Merchants Bank, National Association. Since that time, First Merchants Corporation has acquired Pendleton Banking Company, First United Bank, The Union County National Bank of Liberty, The Randolph County Bank, The First National Bank of Portland, Anderson Community Bank, Decatur Bank & Trust Company and Frances Slocum Bank & Trust Company. Each of such banks operates as a wholly-owned subsidiary of First Merchants Corporation with the exception of Pendleton Banking Company and Anderson Community Bank which were merged and operate under the name "The Madison Community Bank."

     First Merchants Corporation provides commercial and retail banking services in Delaware, Adams, Madison, Henry, Union, Wayne, Fayette, Randolph, Jay, Wabash, Miami, Hamilton and Howard counties in the State of Indiana, through the 54 offices of its 8 bank subsidiaries. These banks provide a wide range of retail and commercial banking services, including:

     o    demand, savings and time deposits;

     o    agricultural, commercial, industrial, consumer and real estate loans;

     o    installment credit lending;

     o    safe deposit facilities;

     o    collections;

     o    fiduciary and trust services; and

     o    other general services related to the banking business.

     First Merchants Corporation's bank subsidiaries make and service both secured and unsecured loans to individuals, firms and corporations. Their installment loan departments make direct loans to individuals and purchase installment obligations from retailers without recourse.

     Through various nonbank subsidiaries, First Merchants Corporation also engages in the general insurance business, the title insurance agency business and the reinsurance of credit life, accident and health insurance.

     First Merchants Corporation anticipates that it will continue its policy of geographic expansion of its banking business through the acquisition of banks whose operations are consistent with its community banking philosophy. Management routinely explores opportunities to acquire financial institutions and other financial services-related businesses and to enter into strategic alliances to expand the scope of its services and its customer base. On October 15, 2001, First Merchants Corporation and Lafayette Bancorporation jointly announced the signing of a definitive agreement pursuant to which Lafayette Bancorporation will be merged with and into First Merchants Corporation. As a result of the merger, Lafayette Bank and Trust Company will become a wholly-owned subsidiary of First Merchants Corporation. Subject to various contingencies, the merger is expected to be completed in the second quarter of 2002.

     First Merchant Corporation's principal office is located at 200 East Jackson Street, Muncie, Indiana 47305. Its telephone number is (765) 747-1500.

                            DESCRIPTION OF THE TRUSTS

     Each trust is a statutory business trust formed pursuant to the Delaware Business Trust Act under trust agreements executed by us, as sponsor for the trusts, and the trustees, and certificates of trust have been filed with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety in substantially the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date each of the preferred securities are initially issued. Each of the trust agreements will be qualified under the Trust Indenture Act of 1939.

     The following discussion contains a description of the material terms of the trust agreements for the trusts and is subject to, and is qualified in its entirety by reference to, the amended and restated trust agreements.

     The holders of the preferred securities issued by a trust will own all of the issued and outstanding preferred securities of such trust which will have certain prior rights over the other securities of such trust. We will not initially own any of the preferred securities issued by any trust. We will acquire the common securities of each of the trusts in an amount equal to at least 3% of the total capital of each of the trusts and will initially own, directly or indirectly, all of the issued and outstanding common securities of each of the trusts. The common securities that may be issued by a trust, together with the preferred securities of such trust, are called the trust securities.

     Each trust exists for the exclusive purposes of:

     o    issuing and selling its preferred securities to the public for cash;

     o issuing and selling its common securities to us in exchange for our capital contribution to such trust;

     o investing the proceeds from the sale of its trust securities in an equivalent amount of debentures issued by us; and

     o engaging in other activities that are incidental to those listed above, such as receiving payments on the debentures it purchases from us and making distributions to holders of its trust securities, furnishing notices and other administrative tasks.

     None of the trusts will have any independent business operations or any assets, revenues or cash flows other than those related to the issuance and administration of the trust securities.

     The rights of the holders of each trust's preferred securities will be set forth in the amended and restated trust agreement relating to such trust, the Delaware Business Trust Act and the Trust Indenture Act. None of the trusts, under their respective trust agreements, may borrow money or make any investment other than in the debentures to be issued by us. Other than with respect to payment of distributions on and the liquidation amount of the trust securities, First Merchants Corporation has agreed to pay for all debts and obligations and all costs and expenses of each of the trusts, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which each of the trusts may become subject, except for United States withholding taxes that are properly withheld.

     Unless otherwise specified in the applicable prospectus supplement, each of the trusts will initially have five trustees. Three of the trustees for each trust will be persons who are employees or officers of, or who are affiliated with, First Merchants Corporation. They are administrative trustees. The fourth trustee for each trust will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, First Union Trust Company, National Association, will act as Delaware trustee for each of the trusts. The fifth trustee for each trust, called the property trustee, will also be First Union Trust Company, National Association initially. The property trustee is the institutional trustee under each of the trust agreements and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, First Union Trust Company, National Association will initially act as guarantee trustee and indenture trustee under each the of the guarantees and the indentures.

     We, as holder of all of the common securities of each of the trusts, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the preferred securities of the indenture so affected may remove the Delaware trustee or the property trustee. Each of the trusts has a term of approximately 31 years but may terminate earlier as provided in the respective trust agreement.

     The property trustee will hold the debentures for the benefit of the holders of each trust's trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, unless a separate paying agent is appointed by First Merchants Corporation, the property trustee will maintain exclusive control of a segregated noninterest-bearing "payment account" to hold all payments made on the distributions for the benefit of the holders of each trust's trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of each trust's trust securities out of funds from each trust's payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of each of the trust's preferred securities. We will pay all fees and expenses related to the trusts and the offering of the preferred securities of each of the trusts, including fees and expenses of the trustees.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth First Merchants Corporation's consolidated ratios of earnings to fixed charges for the periods shown:

                                            Nine Months Ended                  Years Ended December 31,
                                            September 30, 2001     ----------------------------------------------
                                            ------------------     2000       1999      1998       1997      1996
                                                                   ----       ----      ----       ----      ----
Ratio of Earnings to Fixed
   Charges(1):

   Including interest
   expense on deposits.......................     1.50x            1.49x     1.62x      1.62x      1.61x     1.62x

   Excluding interest expense on deposits....     4.24x            3.73x     4.49x      6.98x      7.26x     7.26x

(1) For purposes of computing the ratios of earnings to fixed charges, earnings represent income before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, includes gross interest expense less interest on deposits. Fixed charges, including interest on deposits, includes all gross interest expense.

                                 USE OF PROCEEDS

     Each trust will use all the proceeds of the preferred securities to acquire debentures from First Merchants Corporation. We intend to use the net proceeds from the sale of the debentures to the trusts for general corporate purposes unless otherwise indicated in the prospectus supplement. Our general corporate purposes may include financing our growth through acquisitions. The precise amounts and the timing of our use of the net proceeds will depend upon our need to finance future acquisitions and the availability of other funds. Until we use the net proceeds for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

                              ACCOUNTING TREATMENT

     Each trust will be treated as a subsidiary of First Merchants Corporation for financial reporting purposes. Accordingly, First Merchants Corporation's consolidated financial statements will include the accounts of each trust. The preferred securities, along with other preferred securities that First Merchants Corporation guarantees on an equivalent basis, will be presented as a separate line item in First Merchants Corporation's consolidated balance sheets. First Merchants Corporation will record distributions that each trust pays on the preferred securities as an expense in its consolidated statement of income.

                     DESCRIPTION OF THE PREFERRED SECURITIES

     Each trust may issue only one series of preferred securities. The trust agreement of each trust will authorize the administrative trustees to issue the preferred securities of that trust on behalf of that trust. For additional information you should refer to the applicable trust agreement, as amended in connection with the issuance of the preferred securities. The form of trust agreement is an exhibit to the registration statement, of which this prospectus is a part.

     The prospectus supplement for a particular series of preferred securities being offered will disclose the specific terms related to the offering, including the price or prices at which the preferred securities to be offered will be issued. Those terms will include some or all of the following:

     o    the title of the series of preferred securities;

     o the number and initial offering price of preferred securities issued by the applicable trust;

     o the annual distribution rate (or method of determining such rate) for preferred securities issued by a trust and the date or dates upon which the distributions are payable;

     o the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     o the amount or amounts that will be paid out of the assets of the trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the applicable trust;

     o the obligation, if any, of the applicable trust to purchase or redeem the preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities will be purchased or redeemed, in whole or in part, pursuant to that obligation;

     o the voting rights, if any, of preferred securities in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, as a condition to specified action or amendments to a trust agreement;

     o the terms and conditions, if any, upon which the debentures owned by the applicable trust may be distributed to holders of preferred securities;

     o the terms and conditions, if any, upon which the preferred securities may be converted into debt securities of First Merchants Corporation;

     o if applicable, any securities exchange upon which the preferred securities will be listed; and

     o any other relevant rights, preferences, privileges, limitations or restrictions of the trust securities not inconsistent with the trust agreements or with applicable law.

     First Merchants Corporation will guarantee all preferred securities offered to the limited extent described below under "Description of the Guarantees."

     We will describe in the applicable prospectus supplement any United States federal income tax considerations applicable to an offering of preferred securities.

                          DESCRIPTION OF THE DEBENTURES

     Concurrently with the issuance of the preferred securities by a trust, that trust will invest the proceeds from the sale of the preferred securities in the debentures. First Merchants Corporation may issue debentures from time to time in one or more series under an indenture between First Merchants Corporation and First Union Trust Company, National Association, as indenture trustee, as supplemented by a supplemental indenture or a resolution of our board of directors or a special committee appointed by the board of directors. The terms of the debentures will include those stated in the indenture as supplemented and those made part of the indenture by reference to the Trust Indenture Act.

     Below is a summary of the general terms of the debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. We will describe the particular terms of the debentures in the prospectus supplement relating to the particular trust preferred securities that we will offer in that prospectus supplement. For additional information you should refer to the indenture and any applicable indenture supplement. The forms of indenture and supplemental indenture are filed as exhibits to the registration statement which contains this prospectus, which we urge prospective investors to read.

General

     The debentures will be issued as unsecured debt of First Merchants Corporation. The debentures will be fully subordinated to all of our senior indebtedness. The specific terms of the subordination will be as described in the prospectus supplement relating to the particular preferred securities being offered. The indenture does not limit the aggregate principal amount of debentures which may be issued and provides that the debentures may be issued from time to time in one or more series.

     The prospectus supplement relating to the particular series of preferred securities being offered will also describe the terms of the related debentures, which may include:

     o    the designation of the debentures;

     o    the aggregate principal amount of the debentures;

     o the percentage of their principal amount at which the debentures will be issued and any payments due if their maturity is accelerated;

     o the date or dates on which the debentures will mature and the right, if any, to shorten or extend the maturity date or dates;

     o the rate or rates, if any, per annum, at which the debentures will bear interest, or the method of determination of the interest rate or rates;

     o the date or dates from which interest will accrue and the interest payment and record dates;

     o the right, if any, to extend the interest payment periods and the duration of that extension;

     o    provisions, if any, for a sinking purchase or other similar fund;

     o    any provisions for redemption; and

     o    any other specific terms of the debentures.

Payment

     We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and applicable indenture supplement and prospectus supplement. At our option, we may pay any interest by check mailed to the holders of registered debentures at their registered address.

Limitations on Transactions

     We are restricted from making certain payments (as described below) if an event of default has occurred and is continuing under the indenture or any supplement thereto, if we chose to defer payment of interest on the debentures by extending the interest payment period as provided in the indenture or any supplement thereto, or if we are in default with respect to our obligations under the guarantee relating to a trust.

     If any of these events occur, we will not:

     o pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than (A) dividends or distributions in our common stock, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of our common stock related to the rights under any of the benefit plans for our directors, officers or employees, or (C) as a result of a reclassification of our capital stock into another class of our capital stock);

     o make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by us which rank pari passu with or junior to the debentures of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any subsidiary of ours if such guarantee ranks pari passu with or junior in interest to the debentures of such series, except that we may make payments pursuant to our obligations under the guarantee relating to such trust; and

     o redeem, purchase or acquire less than all of the outstanding debentures of such series or any of the preferred securities relating to such trust.

Subordination

     The debentures will be unsecured and will be subordinated and junior in right of payment to all senior indebtedness of First Merchants Corporation to the extent described in the applicable prospectus supplement. The debentures purchased by each trust will be of equal priority to the debentures purchased by any other trust.

Consolidation, Merger, Sale of Assets and Other Transactions

     We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its assets substantially as an entirety to us, unless:

     o if we consolidate with or merge into another entity or transfer our properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and the successor entity expressly assumes by supplemental indenture our obligations on the debentures, and the ultimate parent entity of the successor entity expressly assumes our obligations under each of the guarantees, to the extent the preferred securities of each of the trusts are outstanding;

     o immediately after the transaction, no event of default under the indenture or any supplement thereto, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture or any supplement thereto, has occurred and is continuing; and

     o    other conditions as prescribed in the indentures are met.

Debenture Events of Default

     The indenture provides that any one or more of the following events with respect to the debentures that has occurred and is continuing constitutes an event of default under the indenture:

     o our failure to pay any interest on the debentures for 30 days after the due date, except where we have properly deferred the interest payment;

     o our failure to pay any principal on the debentures when due whether at maturity, upon redemption or otherwise;

     o our failure to observe or perform in any material respect any other covenants or agreements contained in the indenture or applicable supplemental indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate principal amount of the debentures of that series then outstanding; or

     o our bankruptcy, insolvency, reorganization in bankruptcy or dissolution.

     The holders of a majority in aggregate outstanding principal amount of the debentures of any or all series affected generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate principal amount of the debentures of that series then outstanding may declare the principal of all debentures of that series due and payable immediately upon an event of default under the applicable indenture. The holders of a majority of the outstanding principal amount of the affected series of the debentures may rescind and annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee as long as the holders of a majority in liquidation amount of the trust securities have consented to the waiver of the default. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the debentures which has become due solely by the acceleration.

     So long as the property trustee is the holder of the debentures, if an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the affected series of the debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.

     We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indentures.

Additional Sums to be Paid as a Result of Additional Taxes

     If, at any time a trust or the property trustee is required to pay any additional taxes, duties, assessments or other governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, we will pay as additional interest on the debentures any amounts which may be required so that the net amounts received and retained by a trust after paying any additional taxes, duties, assessments or other governmental charges will not be less than the amounts a trust and the property trustee would have received had the additional taxes, duties, assessments or other governmental charges not been imposed.

Distribution Upon Liquidation

     Under certain circumstances and with the Federal Reserve's approval if required by law or regulation, the debentures may be distributed to the holders of the preferred securities in liquidation of a trust after satisfaction of the liabilities to creditors of the affected trust. If this occurs, we will use our best efforts to list the debentures so affected on the Nasdaq National Market or other national securities exchange or national quotation system on which the preferred securities are then listed, if any. There can be no assurances as to the market price of any debentures that may be distributed to the holders of the preferred securities so affected.

Modification of the Indenture

     We and the indenture trustee may, from time to time, without the consent of the holders of debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the series of affected outstanding debentures. However, without the consent of the holders of each outstanding debenture of the series affected by the proposed modification, no modification may:

     o    extend the maturity date of the debentures; or

     o reduce the principal amount or the rate or extend the time of payment of interest; or

     o reduce the percentage of principal amount of the debentures required to amend the indenture.

     As long as any of the preferred securities remain outstanding, no modification of the indenture or any applicable supplement thereto may be made that requires the consent of the holders of the applicable debentures, no termination of the indenture or any supplement thereto may occur, and no waiver of any event of default under the indenture or any supplement thereto may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities so affected.

Satisfaction and Discharge

     The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all debentures not previously delivered to the indenture trustee for cancellation:

     o    have become due and payable, and

     o will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due to the date of deposit or to the stated maturity or redemption date, as the case may be.

     We may still be required to provide officers' certificates and opinions of counsel any pay fees and expenses due after these events occur.

Governing Law

     The indenture and the debentures will be governed by, and construed in accordance with, the internal laws of the State of Indiana.

Information Concerning the Indenture Trustee

     The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses, and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

     In the event a series of debentures is issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, so long as the applicable trust securities remain outstanding, we have agreed in the indenture:

     o to maintain 100% direct or indirect ownership of the common securities of such trust, except that successors that are permitted pursuant to the indenture or any supplement thereto may succeed to our ownership of the common securities of such trust;

     o not to voluntarily terminate, wind up or liquidate such trust, except upon prior approval of the Federal Reserve if required by law or regulation;

     o to use our reasonable efforts to cause such trust (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of the debentures of such series, the redemption of all of the trust securities of such trust or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement of such trust; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes;

     o to use our reasonable efforts to cause each holder of preferred securities of such trust to be treated as owning an undivided beneficial interest in the debentures of such series; and

     o to use our best efforts to maintain the eligibility of such preferred securities for quotation or listing on any national securities exchange or other organization on which such preferred securities are then quoted or listed (including, if applicable, The Nasdaq National Market) and to use our best efforts to keep such preferred securities so quoted or listed for so long as such preferred securities remain outstanding.

                          DESCRIPTION OF THE GUARANTEES

     Set forth below is a summary of information concerning the guarantees which we will execute and deliver in connection with a particular offering for the benefit of the holders of preferred securities. The guarantee agreements will be executed and delivered by us concurrently with the issuance of the corresponding preferred securities for the benefit of the holders of those preferred securities. The guarantee agreements will be qualified as indentures under the Trust Indenture Act. First Union Trust Company, National Association, the guarantee trustee, will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold the guarantees for the benefit of the holders of the preferred securities. The following discussion contains a description of the material provisions of the guarantees and is subject to, and is qualified in its entirety by reference to, the guarantee agreements and the Trust Indenture Act. Prospective investors are urged to read the form of the guarantee agreements which have been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

     Under each guarantee, we will agree to pay in full on a subordinated basis, to the extent described in each guarantee agreement, the guarantee payments (as defined below) to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the applicable trust may have or assert other than the defense of payment.

     The following payments with respect to the preferred securities are called the "guarantee payments" and, to the extent not paid or made by the applicable trust and to the extent that that trust has funds available for those distributions, will be subject to the guarantee:

     o any accumulated and unpaid distributions required to be paid on the preferred securities;

     o with respect to any preferred securities called for redemption, the redemption price; and

     o upon a voluntary or involuntary dissolution, winding up or termination of a trust (other than in connection with the distribution of debentures to the holders of preferred securities in exchange for preferred securities) the lesser of:

     o    the amount of the liquidation distribution; and

     o the amount of assets of the trust remaining available for distribution to holders of preferred securities in liquidation of the trust.

     We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the related preferred securities or by causing the applicable trust to pay the amounts to the holders.

     Each guarantee agreement is a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the applicable trust has funds available for those distributions. If we do not make interest payments on the debentures purchased by the applicable trust, that trust will not have funds available to make the distributions and will not pay distributions on the corresponding preferred securities.

Amendments

     Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities, in which case no consent will be required, the guarantees may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the applicable outstanding preferred securities.

Termination of the Guarantees

     Each of the guarantees will terminate and be of no further force and effect upon:

     o    full payment of the redemption price of the preferred securities;

     o    full payment of the amounts payable upon liquidation of the trust; or

     o distribution of the debentures to the holders of the preferred securities.

     If at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities or a guarantee, the corresponding guarantee will continue to be effective or will be reinstated with respect to such amounts.

Events of Default; Remedies

     An event of default under a guarantee agreement will occur upon our failure to make a required guarantee payment or to perform any other obligations under such guarantee. If the guarantee trustee obtains actual knowledge that an event of default has occurred and is continuing, the guarantee trustee must enforce the applicable guarantee for the benefit of the holders of the preferred securities so affected. The holders of a majority in aggregate liquidation amount of the preferred securities so affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable guarantee and may direct the exercise of any power conferred upon the guarantee trustee under the applicable guarantee agreement.

     Any holder of preferred securities may institute and prosecute a legal proceeding directly against us to enforce its rights under the applicable guarantee without first instituting a legal proceeding against the corresponding trust, the guarantee trustee or any other person or entity.

     We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreements.

Status of the Guarantees

     The guarantees constitute our unsecured obligations that rank subordinate and junior in right of payment to all of our senior and subordinated debt in the same manner as the debentures. We expect to incur additional indebtedness in the future. Except in certain circumstances that may be described in any prospectus supplement limiting our ability to issue additional preferred securities or similar securities or indebtedness, our ability to incur additional indebtedness is not limited.

     The guarantees constitute a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of preferred securities may institute a legal proceeding directly against us to enforce their rights under the applicable guarantee without first instituting a legal proceeding against any other person or entity.

     The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the applicable trust or upon distribution of the debentures to the corresponding holders of the preferred securities. Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. The ability of claimants under the guarantees to realize upon the value of any of our subsidiaries, therefore, will be subordinated to all existing and future liabilities of our subsidiaries.

Information Concerning the Guarantee Trustee

     The guarantee trustee, other than during the occurrence and continuance of our default in performance of a guarantee, undertakes to perform only those duties as are specifically set forth in the guarantees. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantees at the request of any holder of any corresponding preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby; but this does not relieve the guarantee trustee of its obligations to exercise the rights and powers under the guarantees in the event of a default.

Expense Agreement

     We will, pursuant to the agreement as to expenses and liabilities entered into by us and each trust under the applicable trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom such trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such trust, other than obligations of such trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of a trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

     The guarantees will be governed by and construed in accordance with the internal laws of the State of Indiana.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

     We irrevocably guarantee, as and to the extent described in this prospectus and any supplemental prospectus, payments of distributions and other amounts due on the preferred securities, to the extent the applicable trust has funds available for the payment of these amounts. We and the applicable trust believe that, taken together, our obligations under the debentures, the indenture, the applicable trust agreement, the applicable expense agreement and the applicable guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of distributions and other amounts due on the applicable preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the applicable trust under the applicable preferred securities.

     If and to the extent that we do not make payments on the debentures, the applicable trust will not pay distributions or other amounts due on its preferred securities. The applicable guarantee does not cover payment of distributions when the applicable trust does not have sufficient funds to pay the distributions. In this event, the remedy of a holder of preferred securities is to institute a legal proceeding directly against us for enforcement of payment of the distributions to the holder. Our obligations under the guarantees are subordinated and junior in right of payment to all of our other indebtedness.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the debentures purchased by a trust, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities issued by such trust, primarily because:

     o the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     o the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities;

     o we will pay for any and all costs, expenses and liabilities of the trust, except the obligations of the trust to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities; and

     o the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Enforcement Rights of Holders of Preferred Securities

     A holder of any preferred security may institute a legal proceeding directly against us to enforce its rights under the applicable guarantee without first instituting a legal proceeding against the applicable guarantee trustee, the applicable trust or any other person. A default or event of default under any of our senior or subordinated debt would not constitute a default or event of default under the applicable trust agreement. In the event, however, of payment defaults under, or acceleration of, our senior or subordinated debt, the subordination provisions of the indenture provides that no payments may be made in respect of the applicable debentures until the obligations have been paid in full or any payment default has been cured or waived. Failure to make required payments on the debentures would constitute an event of default under the applicable trust agreement.

Limited Purpose of Trusts

     The preferred securities evidence preferred undivided beneficial interests in the assets of the corresponding trust. The trusts exist for the exclusive purposes of issuing the trust securities, investing the proceeds thereof in debentures and engaging only in those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a preferred security and the rights of a holder of a debenture is that a holder of a debenture is entitled to receive from us the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the corresponding trust (or from us under the corresponding guarantee) if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Termination

     Upon any voluntary or involuntary termination, winding-up or liquidation of a trust involving the liquidation of the debentures, the holders of the preferred securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash.

     Upon or voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debentures, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the debentures relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     The trusts or we may sell the preferred securities:

     o    through underwriters or dealers,

     o    directly to one or a limited number of institutional purchasers; or

     o    through agents.

     The applicable prospectus supplement will set forth the terms of the offering of any preferred securities, including the name or names of any underwriters, dealers or agents, the price of the preferred securities and the net proceeds to us from such sale, any underwriting commissions or other items constituting underwriters' compensation.

     If underwriters are used in the sale, the preferred securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The preferred securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated.

     If we use a dealer in the sale of any preferred securities, we will sell those preferred securities to the dealer, as principal. The dealer may then resell the preferred securities to the public at varying prices to be determined by the dealer at the time of resale.

     We may sell preferred securities directly to one or more institutional purchasers, or through agents at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best effort basis for the period of its appointment.

     Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters or agents to purchase the preferred securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the preferred securities if any are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time. If an applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase trust preferred securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

     Under agreements entered into with us, agents and underwriters who participate in the distribution of the trust preferred securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the debentures and the guarantees will be passed upon for us by Bingham Summers Welsh & Spilman, LLP, Indianapolis, Indiana. The validity of the trust securities will be passed upon for the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special counsel to the trusts. If the securities are being distributed in an underwritten offering, related legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

                                     EXPERTS

     The consolidated financial statements of First Merchants Corporation as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 incorporated in this prospectus and in the registration statement by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by BKD, LLP, independent auditors, as stated in their report, which is incorporated by reference herein and in the registration statement and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting. Olive LLP and Baird, Kurtz & Dobson merged effective June 1, 2001, to become BKD, LLP.

     The consolidated financial statements of Lafayette Bancorporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which are incorporated in this prospectus and in the registration statement by reference to our Current Report on Form 8-K filed December 21, 2001, have been audited by Crowe, Chizek and Company LLP, independent auditors, as set forth in their report thereon incorporated by reference herein and in the registration statement and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

                       WHERE YOU CAN GET MORE INFORMATION

     This prospectus is a part of a Registration Statement on Form S-3 filed by us and the trusts with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the preferred securities, the debentures and the guarantees. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Securities and Exchange Commission.

     We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may also inspect and copy these materials at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain additional information about us on our website at http://www.firstmerchants.com.

     The trusts are not currently subject to the information reporting requirements of the Securities Exchange Act of 1934 and, although the trusts will become subject to such requirements upon the effectiveness of the registration statement, it is not expected that the trusts will file separate reports under the Exchange Act.

                       DOCUMENTS INCORPORATED BY REFERENCE

     We "incorporate by reference" into this prospectus the information in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information we file subsequently with the Securities and Exchange Commission will automatically update this prospectus. We incorporate by reference:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (as amended by a Form 10-K/A filed October 29, 2001);

     o    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001;

     o Our Current Report on Form 8-K filed on April 19, 2001, announcing our repurchase of 118,088 shares of our common stock;

     o    Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     o Our Current Report on Form 8-K filed on August 23, 2001, announcing a 5% stock dividend declared on shares of our outstanding common stock;

     o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (as amended by Form 10-Q/A filed December 19, 2001);

     o Our Current Report on Form 8-K filed on October 15, 2001, announcing the execution of an agreement dated October 14, 2001 between Lafayette Bancorporation and First Merchants Corporation pursuant to which Lafayette Bancorporation will be merged with and into First Merchants Corporation; and

     o Our Current Report on Form 8-K filed on December 21, 2001, containing consolidated financial statements of Lafayette Bancorporation, pro forma financial information of First Merchants Corporation and announcing the execution of two agreements dated November 27, 2001 pursuant to which First Merchants Corporation will acquire two title insurance agencies.

     We also incorporate by reference any filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered in this prospectus are sold.

     You may request, either orally or in writing, a copy of the documents incorporated by reference by contacting Larry R. Helms, our General Counsel, at the following address and phone number: 200 East Jackson, Muncie, Indiana 47305, telephone (765) 747-1500. Any documents so requested will be provided to you at no cost.

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses paid by First Merchants Corporation in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fee................... $ 18,750
Legal Fees and Expenses............................................... $100,000
Accountants' Fees and Expenses........................................ $ 30,000
Trustee's Fees and Expenses........................................... $ 15,000
Printing and Engraving Expenses....................................... $ 50,000
Miscellaneous......................................................... $ 25,000
                                                                       --------
  Total............................................................... $238,750
                                                                       ========

ITEM 15. Indemnification of Directors and Officers of First Merchants
         Corporation.

     First Merchants Corporation ("First Merchants") is an Indiana corporation.
Section 23-1-37-1 et seq. of the Indiana Business Corporation Law contains detailed provisions on indemnification of directors and officers of an Indiana corporation against expenses, judgments, settlements, penalties and fines incurred with respect to certain proceedings.

     First Merchants' Articles of Incorporation, as amended, and By-Laws, as amended, provide that First Merchants will indemnify any person who is or was a director, officer or employee of First Merchants or of any other corporation for which he is or was serving in any capacity at the request of First Merchants against all liability and expense that may be incurred in connection with, resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of First Merchants or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of First Merchants is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of First Merchants (acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such action) or independent legal counsel finds that he has met the standards of conduct set forth above.

     The directors and officers of First Merchants are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     The Trust Agreement of each First Merchants Capital Trust limits the liability to each trust and certain persons, and provides for the indemnification by First Merchants, of trustees, their officers, directors, employees and certain other persons.

ITEM 16.  List of Exhibits.

Exhibit   Description

*1.1      Form of Underwriting Agreement

**3.1 Articles of Incorporation of First Merchants Corporation incorporated by reference to Exhibit 3.1 to First Merchants Corporation's Form 10-Q for the quarterly period ended June 30, 1999

**3.2 Bylaws of First Merchants Corporation incorporated by reference to First Merchants Corporation's Form 10-Q for the quarterly period ended September 30, 2001 (as amended by Form 10-Q/A filed December 19, 2001)

**4.1     Certificate of Trust of First Merchants Capital Trust I

**4.2     Trust Agreement of First Merchants Capital Trust I

**4.3     Certificate of Trust of First Merchants Capital Trust II

**4.4     Trust Agreement of First Merchants Capital Trust II

**4.5     Certificate of Trust of First Merchants Capital Trust III

**4.6     Trust Agreement of First Merchants Capital Trust III

**4.7 Form of Preferred Securities Guarantee Agreement to be issued by First Merchants Corporation (Agreements for First Merchants Capital Trust I, First Merchants Capital Trust II, and First Merchants Capital Trust III are substantially identical except for names and dates)

**4.8 Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Trust Preferred Securities

**4.9 Form of [____]% Cumulative Trust Preferred Security Certificate to be issued by First Merchants Capital Trust I, II and III (included as Exhibit D to Exhibit 4.8 to this Registration Statement)

**4.10    Form of Indenture

**4.11    Form of First Supplemental Indenture

**4.12 Form of [____]% Junior Subordinated Debenture to be issued by First Merchants Corporation (included as Exhibit A to Exhibit 4.11 to this Registration Statement)

**5.1 Opinion of Bingham Summers Welsh & Spilman, LLP with respect to legality of the Junior Subordinated Debentures and the Preferred Securities Guarantee Agreement

**5.2 Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the Trust Preferred Securities

*8.1 Opinion of Bingham Summers Welsh & Spilman LLP as to federal income tax matters

**12.1    Computation of Ratio of Earnings to Combined Fixed Charges

23.1 Consent of Bingham Summers Welsh & Spilman LLP (included as part of Exhibits 5.1 and 8.1)

23.2      Consent of Richards, Layton & Finger, P.A. (included as part of
          Exhibit 5.2)

**23.3    Consent of Crowe, Chizek and Company LLP

**23.4    Consent of BKD, LLP

24.1 Power of Attorney of Directors and Officers of the Registrant (included on Registration Statement Signature Page)

*25.1 Form T-1 Statement of Eligibility of Trustee for the Trust Preferred Securities

*25.2 Form T-1 Statement of Eligibility of Trustee for the Junior Subordinated Debentures

*25.3 Form-T-1 Statement of Eligibility of Trustee for the Preferred Securities Guarantee Agreement

---------------
* To be filed as an exhibit to the registrant's Current Report on Form 8-K in connection with a specific offering.

**   Filed herewith.

ITEM 17.  Undertakings.

     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by First Merchants Corporation pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of First Merchants Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the Registrants pursuant to the provisions of Item 15 of this Registration Statement, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by First Merchants Corporation of expenses incurred or paid by a director, officer or controlling person of each of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, First Merchants Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on December 21, 2001.

                                   FIRST MERCHANTS CORPORATION


                                   By:     /s/ Michael L. Cox
                                        ----------------------------------------
                                        Michael L. Cox
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael
L. Cox and Larry R. Helms and each of them his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by First Merchants Corporation pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 21st day of December, 2001 by the following persons in the capacities indicated.


             Signature                                Title


        /s/ Michael L. Cox                    President, Chief Executive
---------------------------------------       Officer and Director (Principal
         Michael L. Cox                       Executive Officer)


        /s/ James L. Thrash                   Senior Vice President and Chief
---------------------------------------       Financial Officer (Principal
         James L. Thrash                      Financial and Accounting Officer)


        /s/ Stefan S. Anderson                                  Director
---------------------------------------
         Stefan S. Anderson

        /s/ Roger M. Arwood                                     Director
---------------------------------------
         Roger M. Arwood

        /s/ James F. Ault                                       Director
---------------------------------------
         James F. Ault

        /s/ Jerry M. Ault                                       Director
---------------------------------------
         Jerry M. Ault

        /s/ Dennis A. Bierberich                                Director
---------------------------------------
         Dennis A. Bieberich

        /s/ Frank A. Bracken                                    Director
---------------------------------------
         Frank A. Bracken

        /s/ Blaine A. Brownell                                  Director
---------------------------------------
         Blaine A. Brownell

        /s/ Thomas B. Clark                                 Director
---------------------------------------
         Thomas B. Clark

        /s/ Barry J. Hudson                                 Director
---------------------------------------
         Barry J. Hudson

        /s/ Norman M. Johnson                               Director
---------------------------------------
         Norman M. Johnson

        /s/ George A. Sissel                                Director
---------------------------------------
         George A. Sissel

        /s/ Robert M. Smitson                               Director
---------------------------------------
         Robert M. Smitson

        /s/ John E. Worthen                                 Director
---------------------------------------
         John E. Worthen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, First Merchants Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana on December 21, 2001.

                                   First Merchants Capital Trust I

                                   By:  First Merchants Corporation, as Sponsor


                                   By:      /s/ Michael L. Cox
                                        ----------------------------------------
                                        Michael L. Cox
                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, First Merchants Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana on December 21, 2001.

                                   First Merchants Capital Trust II

                                   By:  First Merchants Corporation, as Sponsor

                                   By:    /s/ Michael L. Cox
                                          --------------------------------------
                                         Michael L. Cox
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, First Merchants Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana on December 21, 2001.

                                   First Merchants Capital Trust III

                                   By:  First Merchants Corporation, as Sponsor


                                   By:      /s/ Michael L. Cox
                                        ----------------------------------------
                                        Michael L. Cox
                                        President and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit   Description
-------   -----------

*1.1      Form of Underwriting Agreement

**3.1 Articles of Incorporation of First Merchants Corporation incorporated by reference to Exhibit 3.1 to First Merchants Corporation's Form 10-Q for the quarterly period ended June 30, 1999

**3.2 Bylaws of First Merchants Corporation incorporated by reference to First Merchants Corporation's Form 10-Q for the quarterly period ended September 30, 2001 (as amended by Form 10-Q/A filed December 19, 2001)

**4.1     Certificate of Trust of First Merchants Capital Trust I

**4.2     Trust Agreement of First Merchants Capital Trust I

**4.3     Certificate of Trust of First Merchants Capital Trust II

**4.4     Trust Agreement of First Merchants Capital Trust II

**4.5     Certificate of Trust of First Merchants Capital Trust III

**4.6     Trust Agreement of First Merchants Capital Trust III

**4.7 Form of Preferred Securities Guarantee Agreement to be issued by First Merchants Corporation (Agreements for First Merchants Capital Trust I, First Merchants Capital Trust II, and First Merchants Capital Trust III are substantially identical except for names and dates)

**4.8 Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Trust Preferred Securities

**4.9 Form of [____]% Cumulative Trust Preferred Security Certificate to be issued by First Merchants Capital Trust I, II and III (included as Exhibit D to Exhibit 4.8 to this Registration Statement)

**4.10    Form of Indenture

**4.11    Form of First Supplemental Indenture

**4.12 Form of [____]% Junior Subordinated Debenture to be issued by First Merchants Corporation (included as Exhibit A to Exhibit 4.11 to this Registration Statement)

**5.1 Opinion of Bingham Summers Welsh & Spilman, LLP with respect to legality of the Junior Subordinated Debentures and the Preferred Securities Guarantee Agreement

**5.2 Opinion of Richards, Layton & Finger, P.A. with respect to the legality of the Trust Preferred Securities

*8.1 Opinion of Bingham Summers Welsh & Spilman LLP as to federal income tax matters

**12.1    Computation of Ratio of Earnings to Combined Fixed Charges

23.1 Consent of Bingham Summers Welsh & Spilman LLP (included as part of Exhibits 5.1 and 8.1)

23.2      Consent of Richards, Layton & Finger, P.A. (included as part of
          Exhibit 5.2)

**23.3    Consent of Crowe, Chizek and Company LLP

**23.4    Consent of BKD, LLP

24.1 Power of Attorney of Directors and Officers of the Registrant (included on Registration Statement Signature Page)

*25.1 Form T-1 Statement of Eligibility of Trustee for the Trust Preferred Securities

*25.2 Form T-1 Statement of Eligibility of Trustee for the Junior Subordinated Debentures

*25.3 Form-T-1 Statement of Eligibility of Trustee for the Preferred Securities Guarantee Agreement

---------------
* To be filed as an exhibit to the registrant's Current Report on Form 8-K in connection with a specific offering.

**   Filed herewith.